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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): January 14, 2003
                                                        ----------------



                      Philadelphia Suburban Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



        Pennsylvania                   001-06659                  23-1702594
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(State or Other Jurisdiction          (Commission               (IRS Employer
    of Incorporation)                 File Number)           Identification No.)


    762 West Lancaster Avenue, Bryn Mawr, Pennsylvania      19010-3489
    -------------------------------------------------------------------
         (Address of Principal Executive Offices)           (Zip Code)



      Registrant's telephone number, including area code: (610) 527-8000
                                                          --------------




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Item 5.  Other Events.

         Philadelphia Suburban Corporation (the "Company") previously filed a Registration Statement on Form S-4 (Securities and Exchange Commission File Number 333-93243) on December 22, 1999 (the "Registration Statement"). As a result of the application of the Company's 5-for-4 common stock split effected in the form of a stock dividend distributed on December 1, 2001 to shareholders of record on November 16, 2001, and the Company's 5-for-4 common stock split effected in the form of a stock dividend distributed on December 1, 2000 to shareholders of record on November 15, 2000, and by virtue of the filing of this Form 8-K (which, in accordance with Commission staff interpretations, may be used in lieu of an amendment to the Registration Statement), pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the number of shares of the Company's common stock registered under the Registration Statement that remain unsold is increased from 1,136,101 to 1,775,157.





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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PHILADELPHIA SUBURBAN CORPORATION


Date: January 14, 2003                       By: /s/ Roy H. Stahl
                                                 -------------------------------
                                                 Name:  Roy H. Stahl
                                                 Title: Executive Vice President
                                                        and General Counsel